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                                                                     EXHIBIT 1.3



                                 AMENDMENT NO. 3


                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 MHC T1000 TRUST
                        (f/k/a MHC THOUSAND TRAILS TRUST)

                        THOUSAND TRAILS ACQUISITION, INC.

                           KTTI HOLDING COMPANY, INC.

                                       AND

                THOUSAND TRAILS OPERATIONS HOLDING COMPANY, L.P.


         This Amendment, dated as of April 14, 2006 (this "AMENDMENT"), is among MHC T1000 Trust (f/k/a MHC Thousand Trails Trust), MHC TT Holding Company, Inc. (f/k/a KTTI Holding Company, Inc. and successor of Thousand Trails Acquisition, Inc. by merger) and Thousand Trails Operations Holding Company, L.P. The parties agree as follows:

         1. Merger Agreement; Definitions. This Amendment amends the Agreement and Plan of Merger by and among the parties hereto dated as of August 2, 2004, as amended by Amendment No. 1 ("AMENDMENT NO. 1") thereto by and among the parties, dated September 30, 2004, and by Amendment No. 2 ("AMENDMENT NO. 2") thereto by and among the parties, dated November 9, 2004 (as in effect prior to giving effect to this Amendment, the "MERGER AGREEMENT"). Terms defined in the Merger Agreement and not otherwise defined herein are used herein with the meaning so defined.

         2. Amendment of Merger Agreement. Effective as of the date hereof, the Merger Agreement is hereby amended as follows:

             2.1 Amendment of Section 1.4. The last sentence of Section 1.4 of the Merger Agreement is amended and restated in its entirety to read as follows:

         "For purposes hereof, the definition of "EXCESS LAND" shall have the meaning set forth in the Ground Lease (as may be amended from time to time)."


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             2.2 Amendment of Section 6.15. Section 6.15 of the Merger Agreement
is amended and restated in its entirely to read as follows:

         "[Intentionally Omitted]"

             2.3 Amendment of Section 4 of Amendment No. 2. Section 4 of Amendment No. 2 is amended and restated in its entirely to read as follows:

         "[Intentionally Omitted]"

             2.4 Amendment of Exhibit D of Amendment No. 2. Exhibit D to Amendment No. 2 is deleted in its entirety.

         3. General. The Merger Agreement as amended hereby (as so amended, the "AMENDED MERGER AGREEMENT") is confirmed as being in full force and effect. The Amended Merger Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements, whether written or oral. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


                                [END OF DOCUMENT;
                             SIGNATURE PAGE FOLLOWS]



                                        2

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         IN WITNESS WHEREOF, MHC, the Company and Operations have caused this
Amendment to be signed and delivered by their respective duly authorized officers, all as of the date first written above.

                                        MHC:

                                        MHC T1000 TRUST (f/k/a MHC THOUSAND
                                        TRAILS TRUST)

                                        By: /s/ Marguerite Nader
                                            ------------------------------------
                                             Name: Marguerite Nader
                                             Title: Vice President


                                        THE COMPANY:

                                        MHC TT HOLDING COMPANY, INC. (f/k/a KTTI
                                        HOLDING COMPANY, INC. and successor of
                                        THOUSAND TRAILS ACQUISITION, INC. by
                                        merger)

                                        By: /s/ Marguerite Nader
                                            ------------------------------------
                                             Name: Marguerite Nader
                                             Title: Vice President


                                        OPERATIONS:

                                        THOUSAND TRAILS OPERATIONS HOLDING
                                        COMPANY, L.P.

                                        By: KTTI GP, LLC, its general partner


                                        By: /s/ George Touras
                                            ------------------------------------
                                             Name: George Touras
                                             Title: Authorized Signatory